                                       OPPENHEIMER AMT-FREE MUNICIPALS FUND

                                                      BY-LAWS
                                    Amended and Restated as of June 16, 2005

                                                     ARTICLE I

                                                   SHAREHOLDERS

     Section 1. Place of Meeting. All meetings of the Shareholders shall be held at the  principal  office of the Fund or at such other place as may from time to time be designated by the Board of Trustees and stated in the notice of meeting.
All  terms  used  herein  shall  have  the  same  meaning  as set  forth  in the
Declaration of Trust unless otherwise defined herein.

     Section 2.  Shareholder  Meetings.  Meetings  of the  Shareholders  for any
purpose or purposes may be called by the  Chairman of the Board of Trustees,  if any, or by the  President or by the Board of Trustees and shall be called by the
Secretary upon receipt of the request in writing signed by Shareholders  holding not less  than one third in amount of the  entire  number of Shares  issued  and outstanding  and entitled to vote thereat.  Such request shall state the purpose or purposes of the proposed meeting.  In addition,  meetings of the Shareholders shall be called by the Board of Trustees  upon receipt of the request in writing signed by  Shareholders  that hold not less  than ten  percent  in amount of the entire  number of Shares  issued and  outstanding  and entitled to vote thereat, stating that the purpose of the proposed meeting is the removal of a Trustee.

     Section 3. Notice of Meetings of Shareholders. Written or printed notice of every  meeting of  Shareholders,  stating  the time and place  thereof  (and the general  nature of the  business  proposed  to be  transacted  at any special or extraordinary  meeting),  shall be given to each Shareholder entitled to vote at such  meeting by leaving  the same with each  Shareholder  at the  Shareholder's residence  or usual  place of business  or by mailing  it,  postage  prepaid and addressed to the Shareholder's address as it appears upon the books of the Fund.
In lieu  thereof,  such notice also may be delivered  by such other  means,  for example, electronic delivery, to the extent consistent with applicable laws.

     No notice of the time, place or purpose of any meeting of Shareholders need be  given  to any  Shareholder  who  attends  in  person  or by  proxy or to any
Shareholder  who, in writing executed and filed with the records of the meeting, either before or after the holding thereof, waives such notice.

     Section 4.  Record  Dates.  The Board of Trustees  may fix,  in advance,  a record date for the  determination of Shareholders  entitled to notice of and to vote at any meeting of  Shareholders  and  Shareholders  entitled to receive any dividend payment or allotment of rights,  as the case may be. Only  Shareholders of record on such date and entitled to receive such dividends or rights shall be entitled to notice of and to vote at such meeting or to receive  such  dividends or rights, as the case may be.

     Section 5. Access to  Shareholder  List.  The Board of Trustees  shall make available a list of the names and addresses of all  shareholders  as recorded on the books of the Fund, upon receipt of the request in writing signed by not less than ten  Shareholders  (who have been  such for at least  six  months)  holding
Shares of the Fund  valued at  $25,000  or more at  current  offering  price (as defined  in the Fund's  Prospectus),  or  holding  not less than one  percent in amount of the entire number of shares of the Fund issued and  outstanding;  such request  must  state  that such  Shareholders  wish to  communicate  with  other
Shareholders  with a view to  obtaining  signatures  to a request  for a meeting pursuant to Section 2 of Article II of these By-Laws and  accompanied  by a form of  communication  to the  Shareholders.  The  Board  of  Trustees  may,  in its
discretion,  satisfy  its  obligation  under  this  Section 5 by  either  making available the Shareholder List to such  Shareholders at the principal offices of the Fund,  or at the  offices  of the Fund's  transfer  agents,  during  regular
business   hours,  or  by  mailing  a  copy  of  such   Shareholders'   proposed
communication and form of request, at their expense, to all other Shareholders.

     Section 6. Quorum, Adjournment of Meetings. Except as otherwise required by the  Declaration  of Trust,  1940 Act or other  applicable  law, the presence in person or by proxy of one-third of the Shares entitled to vote shall be a quorum for the transaction of business at a Shareholders' meeting,  provided,  however, that if any action to be taken by the Shareholders of a Series or Class requires an  affirmative  vote of a  majority,  or more than a  majority,  of the  Shares outstanding and entitled to vote, then with respect to voting on that particular issue the  presence  in person or by proxy of the  holders of a majority  of the
Shares  outstanding  and entitled to vote at such a meeting  shall  constitute a quorum for the  transaction  of business  with respect to such issue.  If at any meeting  of the  Shareholders  there  shall be less than a quorum  present,  the
Shareholders  present at such meeting may,  without further notice,  adjourn the same from time to time until a quorum  shall  attend,  but no business  shall be transacted  at any such  adjourned  meeting  except as might have been  lawfully transacted had the meeting not been adjourned.

     If a  quorum  is  present  but  sufficient  votes  in  favor of one or more proposals  have not been  received,  any of the  persons  named  as  proxies  or attorneys-in-fact  may  propose  and  approve  one or more  adjournments  of the meeting to permit further  solicitation of proxies with respect to any proposal.
All such  adjournments  will require the  affirmative  vote of a majority of the shares  present  in  person  or by proxy at the  session  of the  meeting  to be adjourned. Prior to any such adjournment, any lawful business may be transacted.

     Section 7. Voting and Inspectors.  At all meetings of  Shareholders,  every
Shareholder of record entitled to vote at such meeting shall be entitled to vote at such  meeting  either in person  or by proxy.  Proxies  may be given by or on behalf  of a  Shareholder  in  writing  or by  electronic  means,  including  by telephone, facsimile or via the Internet.

     All elections of Trustees shall be had by a plurality of the votes cast and all questions  shall be decided by a majority of the votes cast, in each case at a duly constituted  meeting,  except as otherwise provided in the Declaration of
Trust or in these By-Laws or by specific  statutory  provision  superseding  the restrictions  and limitations  contained in the Declaration of Trust or in these
By-Laws.

     At any election of Trustees,  the Board of Trustees  prior thereto may, or, if they have not so acted, the Chairman of the meeting may, and upon the request of the  holders  of ten  percent  (10%) of the Shares  entitled  to vote at such election shall,  appoint two inspectors of election who shall first subscribe an oath or  affirmation  to execute  faithfully  the duties of  inspectors  at such election with strict  impartiality  and according to the best of their  ability, and shall after the election make a certificate of the result of the vote taken.
No candidate for the office of Trustee shall be appointed such Inspector.

     The Chairman of the meeting may cause a vote by ballot to be taken upon any election  of the  matter,  and such vote shall be taken upon the  request of the holders of ten percent (10%) of the Shares  entitled to vote on such election or matter.

     Section  8.  Conduct  of  Shareholders'   Meetings.  The  meetings  of  the
Shareholders shall be presided over by the Chairman of the Board of Trustees, if any,  or if he shall not be  present,  by the  President,  or if he shall not be present,  by a  Vice-President,  or if  neither  the  Chairman  of the  Board of
Trustees,  the President nor any Vice-President is present,  by a chairman to be elected at the  meeting.  The  Secretary of the Fund,  if present,  shall act as
Secretary  of such  meetings,  or if he is not present,  an Assistant  Secretary shall so act, or if neither the Secretary nor an Assistant Secretary is present, then the meeting shall elect its secretary.

     Section 9. Concerning Validity of Proxies,  Ballots,  Etc. At every meeting of the  Shareholders,  all proxies  shall be received and taken in charge of and all ballots shall be received and canvassed by the secretary of the meeting, who shall decide all questions touching the qualification of voters, the validity of the proxies,  and the  acceptance  or rejection of votes,  unless  inspectors of election shall have been appointed as provided in Section 7, in which event such inspectors of election shall decide all such questions.

                                                    ARTICLE II

                                                 BOARD OF TRUSTEES

     Section 1. Number and Tenure of Office.  The  business  and property of the
Fund shall be  conducted  and managed by a Board of Trustees  consisting  of the number of initial  Trustees,  which  number may be  increased  or  decreased  as provided in Section 2 of this Article.  Each Trustee shall,  except as otherwise provided herein,  hold office until the meeting of Shareholders of the Fund next succeeding  his election or until his  successor is duly elected and  qualifies.
Trustees need not be Shareholders.

     Section  2.  Increase  or  Decrease  in  Number of  Trustees.  The Board of
Trustees, by the vote of a majority of the entire Board, may increase the number of Trustees to a number not exceeding  fifteen,  and may elect  Trustees to fill the vacancies occurring for any reason,  including vacancies created by any such increase in the number of Trustees  until the next annual meeting or until their successors are duly elected and qualify; the Board of Trustees, by the vote of a majority of the entire Board, may likewise  decrease the number of Trustees to a number not less than three but the tenure of office of any Trustee  shall not be affected by any such  decrease.  In the event that after the proxy  material has been printed for a meeting of  Shareholders  at which Trustees are to be elected and any one or more  nominees  named  in such  proxy  material  dies or  becomes incapacitated,  the authorized number of Trustees shall be automatically reduced by the  number  of such  nominees,  unless  the Board of  Trustees  prior to the meeting shall otherwise determine.

     Section 3. Removal,  Resignation and Retirement.  A Trustee at any time may be  removed  either  with or without  cause by  resolution  duly  adopted by the affirmative votes of the holders of two-thirds of the outstanding  Shares of the
Fund, present in person or by proxy at any meeting of Shareholders at which such vote may be taken,  provided  that a quorum is present.  Any Trustee at any time may be removed for cause by resolution  duly adopted at any meeting of the Board of Trustees  provided  that notice  thereof is  contained  in the notice of such meeting and that such  resolution is adopted by the vote of at least  two-thirds of the Trustees whose removal is not proposed. As used herein, "for cause" shall mean any cause  which  under  Massachusetts  law would  permit the  removal of a
Trustee of a business trust.

     Any Trustee may resign or retire as Trustee by written instrument signed by him and delivered to the other Trustees or to any officer of the Trust, and such resignation  or  retirement  shall take effect  upon such  delivery or upon such later date as is specified in such  instrument  and shall be effective as to the
Trust and each Series of the Trust hereunder. Notwithstanding the foregoing, any and all Trustees,  other than an Independent  Trustee who was a Trustee (whether or not  Independent) on the date of adoption of the Trust's  Retirement Plan for
Non-Interested  Trustees or Directors,  shall be subject to the provisions  with respect to mandatory retirement set forth in the Trust's Retirement Plan, as the same may be amended from time to time.

     Section 4. Place of Meeting. The Trustees may hold their meetings, have one or more offices,  and keep the books of the Fund outside  Massachusetts,  at any office or  offices  of the Fund or at any  other  place as they may from time to time by resolution determine, or, in the case of meetings, as they may from time to time by  resolution  determine  or as  shall  be  specified  or  fixed in the respective notices or waivers of notice thereof.

     Section 5.  Regular  Meetings.  Regular  meetings  of the Board of Trustees shall be held at such time and on such notice,  if any, as the Trustees may from time to time determine.  One such regular meeting during each fiscal year of the
Fund shall be designated an annual meeting of the Board of Trustees.

     Section 6. Special Meetings.  Special meetings of the Board of Trustees may be held from time to time upon call of the Chairman of the Board of Trustees, if any,  the  President or two or more of the  Trustees,  by oral,  telegraphic  or written  notice duly  served on or sent or mailed to each  Trustee not less than one day before such meeting.  No notice need be given to any Trustee who attends in person or to any Trustee who in writing  executed  and filed with the records of the meeting either before or after the holding  thereof,  waives such notice.
Such  notice or waiver of notice  need not state the purpose or purposes of such meeting.

     Section  7.  Quorum.  One-third  of  the  Trustees  then  in  office  shall constitute  a quorum for the  transaction  of business,  provided  that a quorum shall in no case be less than two Trustees. If at any meeting of the Board there shall be less than a quorum present (in person or by open telephone line, to the extent  permitted by the  Investment  Company Act of 1940 (the "1940  Act")),  a
majority of those  present  may  adjourn  the meeting  from time to time until a quorum shall have been obtained. The act of the majority of the Trustees present at any meeting at which there is a quorum shall be the act of the Board,  except as may be otherwise  specifically  provided by statute,  by the  Declaration  of
Trust or by these By-Laws.

     Section  8.  Executive  Committee.  The  Board  of  Trustees  may,  by  the
affirmative  vote of a majority of the entire Board,  elect from the Trustees an
Executive  Committee to consist of such number of Trustees as the Board may from time to time  determine.  The Board of Trustees by such  affirmative  vote shall have power at any time to change  the  members  of such  Committee  and may fill vacancies in the  Committee  by election  from the  Trustees.  When the Board of
Trustees is not in session,  the Executive Committee shall have and may exercise any or all of the  powers  of the Board of  Trustees  in the  management  of the business and affairs of the Fund  (including  the power to authorize the seal of the Fund to be affixed to all papers which may require it) except as provided by law and except the power to increase or decrease the size of, or fill  vacancies on, the Board. The Executive  Committee may fix its own rules of procedure,  and may meet,  when and as provided by such rules or by  resolution  of the Board of
Trustees,  but in every case the  presence of a majority  shall be  necessary to constitute a quorum.  In the absence of any member of the  Executive  Committee, the members  thereof  present at any meeting,  whether or not they  constitute a quorum,  may  appoint a member of the Board of  Trustees  to act in the place of such absent member.

     Section 9. Other Committees. The Board of Trustees, by the affirmative vote of a majority of the entire Board,  may appoint other  committees which shall in each case  consist of such number of members  (not less than two) and shall have and may  exercise  such  powers  as the Board may  determine  in the  resolution appointing  them. A majority of all members of any such  committee may determine its  action,  and fix the time and place of its  meetings,  unless  the Board of
Trustees shall otherwise provide.  The Board of Trustees shall have power at any time to change the members and powers of any such committee,  to fill vacancies, and to discharge any such committee.

     Section 10.  Informal  Action by and  Telephone  Meetings  of Trustees  and
Committees.  Any action  required or permitted to be taken at any meeting of the
Board of Trustees or any committee thereof may be taken without a meeting,  if a written consent to such action is signed by all members of the Board, or of such committee,  as the case may be.  Trustees or members of a committee of the Board of Trustees may  participate in a meeting by means of a conference  telephone or similar communications  equipment; such participation shall, except as otherwise required by the 1940 Act, have the same effect as presence in person.

     Section 11. Compensation of Trustees. Trustees shall be entitled to receive such  compensation  from the Fund for their services as may from time to time be voted by the Board of Trustees.

     Section 12. Dividends.  Dividends or distributions payable on the Shares of any Series of the Fund may, but need not be, declared by specific  resolution of the  Board  as to each  dividend  or  distribution;  in  lieu  of such  specific resolutions,  the Board may,  by  general  resolution,  determine  the method of computation thereof, the method of determining the Shareholders of the Series to which they are  payable  and the  methods of  determining  whether  and to which
Shareholders they are to be paid in cash or in additional Shares.

                                                    ARTICLE III

                                                     OFFICERS

     Section 1.  Executive  Officers.  The  executive  officers  of the Fund may include a Chairman of the Board of Trustees, and shall include a President,  one or more  Vice-Presidents  (the number  thereof to be  determined by the Board of
Trustees),  a Secretary and a Treasurer.  The Chairman of the Board of Trustees,
if any, and the President  shall be selected from among the Trustees.  The Board of Trustees may also in its discretion appoint Assistant Secretaries,  Assistant
Treasurers,  and other officers,  agents and employees, who shall have authority and perform such duties as the Board or the Executive  Committee may  determine.
The Board of Trustees  may fill any vacancy  which may occur in any office.  Any two offices,  except those of President and  Vice-President,  may be held by the same person, but no officer shall execute,  acknowledge or verify any instrument in more  than one  capacity,  if such  instrument  is  required  by law or these
By-Laws to be executed, acknowledged or verified by two or more officers.

     Section  2. Term of  Office.  The term of office of all  officers  shall be until their respective  successors are chosen and qualify;  however, any officer may be removed  from  office at any time with or without  cause by the vote of a majority of the entire Board of Trustees.

     Section 3.  Powers and  Duties.  The  officers  of the Fund shall have such powers and duties as generally pertain to their respective  offices,  as well as such  powers  and duties as may from time to time be  conferred  by the Board of
Trustees or the Executive Committee.

                                                    ARTICLE IV

                                                      SHARES

     Section 1. Share  Certificates.  Each Shareholder of any Series of the Fund
may be issued a certificate or  certificates  for his Shares of that Series,  in such form as the Board of Trustees may from time to time prescribe,  but only if and to the extent and on the conditions described by the Board.

     Section 2. Transfer of Shares.  Shares of any Series shall be  transferable on the  books  of the  Fund by the  holder  thereof  in  person  or by his  duly authorized attorney or legal representative,  upon surrender and cancellation of certificates,  if any,  for the same  number  of  Shares  of that  Series,  duly endorsed or accompanied by proper  instruments of assignment and transfer,  with such proof of the  authenticity  of the  signature  as the Fund or its agent may reasonably require;  in the case of shares not represented by certificates,  the same or similar requirements may be imposed by the Board of Trustees.

     Section 3. Share  Ledgers.  The share ledgers of the Fund,  containing  the name and address of the  Shareholders  of each Series of the Fund and the number of  shares  of that  Series,  held by them  respectively,  shall  be kept at the principal  offices of the Fund or, if the Fund employs a transfer  agent, at the offices of the transfer agent of the Fund.

     Section 4. Lost,  Stolen or Destroyed  Certificates.  The Board of Trustees
may determine the conditions upon which a new certificate may be issued in place of a certificate  which is alleged to have been lost,  stolen or destroyed;  and may, in their  discretion,  require the owner of such  certificate  or his legal representative to give bond, with sufficient surety to the Fund and the transfer agent,  if any, to indemnify it and such transfer agent against any and all loss or claims  which may  arise by reason of the issue of a new  certificate  in the place of the one so lost, stolen or destroyed.

                                                     ARTICLE V

                                                       SEAL

     The Board of Trustees  shall  provide a suitable  seal of the Fund, in such form and bearing such inscriptions as it may determine.

                                                    ARTICLE VI

                                                    FISCAL YEAR

     The fiscal year of the Fund shall be fixed by the Board of Trustees.

                                                    ARTICLE VII

                                               AMENDMENT OF BY-LAWS

     The  By-Laws of the Fund may be altered,  amended,  added to or repealed by the  Shareholders  or by majority vote of the entire Board of Trustees,  but any such alteration,  amendment,  addition or repeal of the By-Laws by action of the
Board of Trustees may be altered or repealed by the Shareholders.